Exhibit 10.31

LEASE

Basic Lease Provisions

Section  1.

1.01                        Date and Parties.  This Indenture of Lease made as of the 28th day of January 2004, is between John J. McArdle  III, Trustee of the Lally 11 Realty Trust, 78 Main Street, Andover, Massachusetts and recorded in the Essex North District Registry of Deeds in Book           on Page         (hereinafter called the “Lessor”) and Enterprise Bank and Trust. Company, having its principal place of business at 222 Merrimack Street, Lowell, Massachusetts 01852 (hereinafter called the “Lessee”). Lessee  is a Massachusetts corporation with a principal office at 222 Merrimack Street, Lowell, Massachusetts 01852.

1.02                        Premises. Witnesseth, that in consideration of the rents and covenants herein reserved and contained on the part of the Lessee to be paid, performed and observed, the Lessor  does hereby lease and demise unto the Lessee the premises  known as 8 and 8R High Street, Andover, Massachusetts consisting of one two story building as well as a one story building at the rear of the property (hereinafter called the ‘Premises”). which premises are more particularly described in Exhibit A attached hereto and incorporated by reference.

1.03                        Use.  The Lessee shall use the premises for a commercial bank or  trust company or for any financial services use or other commercial or professional  office use which shall be permitted by the zoning by-law  of the Town of Andover as the same is from time to time amended.

1.04                        Term.  The initial term of this lease shall be the period of Ten (10) Years commencing on the commencement date (hereafter defined) and ending ten  (10) years after the commencement date. The commencement date of this lease shall be the first day of the following month after the date the Town of Andover issues a certificate of occupancy.

1.05                        Extended Term.  Provided this lease is in full force and effect without notice of default to Lessee, or if such notice of default has been given and the Lessee is acting  promptly and diligently  to cure the same, the Lessee may extend the term of this  lease for  up to five (5) consecutive option terms of five years each  (Extended Terms).  The term and all extended terms, if any, shall automatically be extended for each extended term unless Lessee shall notify Lessor of its intention to terminate this lease at six (6) months prior to the expiration of the then existing term.(Notice Date).

1.06                        Intentionally omitted

1.07                        Confirmation of Commencement. Within thirty (30) days after the commencement date, the parties shall confirm in writing the Lease’s commencement date and termination date. The declaration in recordable form shall set forth the specific date of commencement. The cost of recording and preparation shall be the obligation of the Lessee.

Section 2.                                          RENT AND SECURITY

2.01                        Basic Rent  For years One (1) through Ten (10),  Lessee will pay $110,000.00 in Yearly Fixed Rent (“Rent”) in monthly installments of $9,166.67 on the First Monthly Payment Due Date and thereafter on the first day of each month in advance. All rent payments shall he made to the Lessor or the Lessor’s  agent and at such place as the Lessor shall from time to time in writing designate. The first monthly payment shall be paid on the commencement date.

2.03.                     Renewal Rent.   In the event the Lessee exercises its option to extend the term of this lease, after the Initial Term, the annual basic rent which the Lessee shall pay for  years 11 through 15 (the First Option Term)  shall be $240,000.00 in Yearly Fixed Rent (“Rent”) in monthly installments of $20,000.00 on the First Monthly Payment Due Date and thereafter on the first day of each month in advance. All rent payments shall he made to the Lessor or the Lessor’s agent and at such place as the Lessor shall from time to time in writing designate. The first monthly payment shall be paid on the  commencement date of the first option period.

2.03 A.         In the event the Lessee exercises its option to extend the term of this lease, after the Initial Term, and after the First Option Term the annual basic rent which the Lessee shall pay during the each subsequent five year option term  shall be  (a) the amount  of the annual basic rent paid during the last month of the Previous  Term plus (b) the product of (I) the said  Annual Basic Rent being charged during the last month of the prior  term multiplied by (ii) the amount, expressed as a percentage equal to 100% percent of the increase, if any, in the index now known as the Producer Price Index for the Boston Area as published by the Bureau of Labor Statistics, United States Department of Labor (“PPI”) for the sixty  month period next preceding the commencement of the current extended term or the preceding month period of the Initial Term.  The Initial PPI shall be the PPI published on or most recently prior to the commencement date of the applicable term and the PPI utilized to calculate the increase shall be the PPI published on or most recently prior to the commencement of the current extended term or the preceding sixty  month period .In no event shall the basic rent be less than the said rent for the prior period.

2.04.                     Annual Basic Rent shall be payable in advance, in equal monthly installments of 1/12th of the Annual Basic Rent on the first day of each calendar month from and after the Commencement Date.

2.05                        Additional Rent.  The Lessee shall pay as additional rent the real estate taxes for the premises beginning on  the commencement date.  The real estate  taxes shall be paid to the Town of Andover  in or within twenty days after the tax bill for the same is presented to the Lessee. The Lessor agrees to furnish the tax bill to the Lessee within ten (10) business days after the same is received.  All such tax payments shall be made to the municipality by Lessee with proof of payment being furnished to the Lessor on each occasion that a payment is made.

2.06                        Abatement of Taxes.  The Lessor at the request of the Lessee shall authorize the Lessee to apply for a tax abatement in the name of the Lessor for any tax year.  The Lessee shall pay for all expenses including the cost of appraisals and all legal expenses.  All legal documents shall be prepared and paid for by the Lessee.  Copies of all documents filed in connection with the abatement, shall be sent to the Lessor. All such abated taxes shall belong to the Lessee.

Section 3.                                          AFFIRMATIVE OBLIGATIONS

3.01                        Utilities.  Lessee shall pay to the proper authority charged with the collection thereof, all charges for the consumption of electricity, gas, water, sewer, rubbish removal, telephone and other such services separately metered or billed to Lessee for the Premises.  All such charges shall be paid as the same from time to time become due.  The Lessor acknowledges that all utilities which presently  service the building have been brought directly to the premises and to the building,  and that the Lessee shall only need to make arrangements for any upgrades to the current utilities and to turn on such utilities and  make arrangements for billing for any such services.  The Lessee shall make its own arrangements for such utility billing.  The Lessor shall not be liable for any interruption or failure in the supply of such utilities to the premises.

3.02                        Repairs and Maintenance.  The Lessee shall keep the premises in good order; make repairs and replacement to the premises needed because of Lessee’s use of the premises; and  repair and replace special equipment installed by or at Lessee’s request.  The Lessee shall be responsible for repair, replacement and general maintenance of the roof, foundation, exterior walls, interior walls, all structural components, and all systems such as mechanical, electrical, HVAC, and plumbing.  Removal of snow and ice from the sidewalks bordering the Premises and from the parking areas of the Premises shall be the Lessees responsibility.

3.03                        Time for Repairs and Replacement.  Repairs or replacements required under Section 3 shall be made within a reasonable time after receiving notice or having actual knowledge for the need for repair or replacement.

3.04                        Lessor has no obligation to alter, remodel or improve the Premises in any way.  Lessee agrees to accept the Premises in an “as is” condition subject to the terms of this lease.   The foregoing notwithstanding, the Lessor shall be responsible for the repair and maintenance of  a stone wall located on the premises if in fact owned by the Lessor  and shown on Exhibit A attached hereto and the removal of the underground  fuel storage tank.

3.05                        Lessee shall have the right, at its sole cost and expense, to alter, remodel or improve the Premises and the buildings thereon in any way which in its sole discretion will be necessary for it to conduct its business on the premises.  The Lessee is given the right to tear down any portion of the rear building or any additions to the main building now located on the premises and to rebuild or replace the same in such a manner as it deems necessary to conduct its business.  The main building may be altered and remodeled and improved, but except for additions to the main building, it may not be torn down and replaced.  If the lease is assigned by the Lessee, then any subsequent Lessee may not tear down and rebuild a structure without the consent of the Lessor which consent shall not be unreasonably withheld or delayed.  The repair or replacement or remodeling shall not be performed unless the plans and specifications of the Lessee shall be approved by the Lessor, which approval Lessor agrees not to delay or withhold unreasonably.  In any event, the approval or disapproval shall be given to Lessee within thirty (30) days after the same is submitted to Lessor by Lessee.

3.06                        Drawings.  Lessee shall submit to Lessor, on or before thirty (30) days prior to its commencement of any major work on the premises,  the Lessee’s drawings and plans for the work to be performed on the premises.  Lessor, by notice in writing addressed to Lessee, shall indicate Lessor’s approval of them or clearly specify any objections to them, the objections in all events to be reasonable.  The work to be performed by Lessee as described in the drawings   therefor are herein referred to as “Lessee’s Work.” The Lessor and the Lessee shall discuss in good faith any reasonable objection made by the Lessor.  If the parties are unable to agree, the Lessee may commence its work provided the work complies with the applicable laws and regulations. A copy of all plans and drawings will be given to the Lessor for his records.

3.07                        Lessee shall bear all costs of preparing the drawings.  Lessor’s approval of the drawings shall not constitute an opinion or agreement that they are in compliance with law (it being agreed that such compliance is solely Lessee’s responsibility), nor shall such approval impose any present or future liability on Lessor or waive any of Lessor’s rights under the Lease.

3.08                        Workmanship.  Lessee shall, to the reasonable satisfaction of Lessor, commence, construct, perform and complete all Lessee’s Work in a good and workmanlike manner, in  accordance with the drawings submitted to the  Lessor.

3.09                        Permits.  Prior to commencement of construction of Lessee’s Work, Lessee shall obtain, at its sole cost and expense, any appropriate insurance, all permits and licenses and other consents and approvals of all governmental authorities as may be required in connection with Lessee’s Work and shall deliver copies thereof to Lessor.  Lessee shall, at its sole cost and expense, furnish to Lessor copies of  all certificates and approvals with respect to work done by Lessee or on Lessee’s behalf that may be required from any governmental authority for the issuance of a certificate of occupancy for the Premises and shall obtain such certificate and furnish Lessor with a copy of such certificate prior to the commencement of construction. Lessor shall execute any and all documents required by the appropriate authorities to enable the Lessee to obtain its approvals and permits.  All policies of insurance required to be maintained by the Lessee shall be in full force and effect with the commencement of the construction phase and shall remain in full force and effect thereafter throughout the term or terms of this lease.

3.10                        Compliance with law.  Lessee’s Work shall be performed, constructed and installed in accordance and in full compliance with all applicable governmental  requirements, including without limitation all applicable laws, statutes, codes, ordinances and governmental rules, regulations and orders.

3.11                        All improvements constructed by the Lessee shall become part of the Leased Premises and title thereto shall vest in Lessor upon installation except as otherwise set forth in this lease.  All costs of Lessee’s Work shall be paid by Lessee.

3:12                       It is agreed that any and all improvements made under this Section 3 shall in no way affect the amount of basic rent or additional rent set forth in this lease in Section 2.

Section 4                                             Lessee’s  Obligation.  Surrender.

4.01                        Upon the ending date of the initial term or upon the date of the last extension term, ends, whichever is later, Lessee shall surrender the Premises to the Lessor.

4.02                        On surrender, Lessee shall remove from the Premises, its personal property, trade fixtures and repair any damage to the Premises caused by the removal.  Any items not removed by Lessee as required above, shall be considered abandoned.  Lessor may dispose of abandoned items as Lessor chooses and bill Lessee for the cost of disposal, minus any revenues received by Lessor for the disposal.  It is understood that all personal property and trade fixtures brought onto the premises by the Lessee even if affixed to the building,  including but not limited to vaults and vault components; security systems,  ATM machines, night deposit systems, antenna(s) drive-up  teller components, teller  counter and under-counter equipment  computer equipment and related cabling and wiring, furniture, furnishings and the like, shall be considered personal property for which the Lessee shall have the absolute right to remove same, subject to its obligations to repair in paragraph 3.02. Lessee shall not be required to remove any other improvements made by it during the term of this lease except for the drive up canopy which shall be removed at the request of the Lessor.

4.03                        The Lessee shall have the right to assign or sublet part of the premises without the Lessor’s prior consent.  Notwithstanding such assignment or subleasing, the Lessee shall at all times remain liable to the Lessor for the payment of all rent and for the full performance of the terms and conditions of this Lease.  Further, the Lessee shall at all times occupy the premises as a Lessee and shall occupy not less than a minimum of twenty-five hundred (2500) square feet of the building on the premises.

4.04                        Compliance  With Law.  Lessee’s use of the Premises shall, at its own expense conform to and comply with all zoning, building, environmental, fire, health,  and other codes, regulations, ordinances, or laws.

4.05                        Lessor Access.  The Lessor or agents of  the Lessor may, at reasonable times, enter to view the  Premises.  No visit of the Lessor or its agents shall take place at times other than normal business hours of the Lessee.

4.06                        Signs.  The Lessee shall be permitted signage on the Premises provided the same are placed  and constructed in accordance with any sign or zoning by-law  of the Town of Andover.  Lessee shall pay for the cost of erecting and maintaining any and all such signs  Lessee shall remove the same upon the termination of this lease.

4.07                        Satellite Dish.  Lessee shall be allowed to install and maintain a satellite dish and antenna or any like item on the roof of the Building.  All costs of installation and maintenance shall be borne by the Lessee.  The installation shall be made so as  not to damage the Building or Building systems.  Lessee shall indemnify Lessor for any and all damages caused to the building or building systems by the dish or antenna or the maintenance thereof.

SECTION 5.                            NEGATIVE OBLIGATIONS

5.01                        Overloading  and Nuisance.   The  Lessee shall not injure, overload, deface or permit to be injured, overloaded or  defaced,  and the Lessee shall not permit, allow or suffer any waste or any unlawful, improper or  offensive  use of the Premises or any occupancy thereof that would be injurious to any person, property, or invalidate or increase the premiums for any insurance on the building.

SECTION 6                               INSURANCE

6.01                        Fire Insurance.  Lessee shall  be required to keep the Building insured against damage and destruction by fire, earthquake, vandalism, and other perils and its personal property and trade fixtures with “all risks” insurance in an amount to cover one hundred (100) percent of the replacement cost of the building and fixtures.  Lessee shall  also  keep any non-Building-standard improvements made to the premises at Lessor’s request insured to the same degree as Lessee’s personal  property.

6.02                        Liability Insurance.  Lessee  shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of not less than one million dollars ($1,000,000.00) nor more than two million dollars ($2,000,000.00)  for personal injuries or deaths of persons occurring in or about the Building or Premises and shall name the Lessor as an additional insured.  The Bank shall also maintain a Ten Million Dollar ($10,000,000.00) policy.

6.03                        Waiver of Subrogation.  All insurance which is carried by either party with respect to the premises and building or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, if either party so requests and it can be so written, and it does not result  in additional premium, or if the requesting party agrees to pay any additional premium, shall include  provisions which either designate the requesting party as one of the insured or deny to the insurer acquisition by subrogation rights of recovery against the requesting party.  Each party waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.  The policies of insurance required under section six (6) to be maintained by Lessee shall name as insured parties Lessor and or Lessee, as their respective interests may appear, and they may be carried under blanket policies maintained by Lessee if such policies comply with the provisions of section six (6).

6.04                        Evidence of Insurance.  During the construction phase and on the commencement Date and upon each renewal of its insurance policies, Lessee  shall give certificates of insurance to the Lessor.  The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in the lease.  The policies shall be renewed or replaced and maintained by the party responsible for that policy.  If Lessee  fails to give the required certificate within thirty (30) days after notice for demand for it, the Lessor  may obtain and pay for that insurance and  receive reimbursement from the Lessee.  Further all deductibles relating to insurance policies are the responsibility of the Lessee.

6.05                        Indemnification . Lessee agrees to indemnify and save Lessor harmless from all claims, actions, damages, liability, cost or expenses at the Premises arising (other than injury, loss or damage caused by or result from the fault of Lessor or its agents), (unless otherwise determined by a Court or administrative tribunal), on account of  (i) any injury or damage to any person or property on the premises or otherwise resulting from the Lessee’s use and  maintenance and occupancy of the Premises or any part thereof or the Lessee’s keeping or storing of anything or facility thereon; (ii) any violation of this Lease by Lessee; or (iii) any act, omission or misconduct of Lessee or its agents, contractors, employees, licensees, sub-lessees or invitees, and for any hazardous waste placed on the premises by Lessee and arising out of its use of the premises.

Section 7.                                          LOSS TO PREMISES

7.01.                     FIRE AND CASUALTY LOSS

If the demised premises or any part thereof, shall be damaged or destroyed by fire, the elements or other casualty, then Lessee shall give notice thereof to Lessor, and except as hereinafter otherwise provided, Lessee shall, promptly thereafter, repair or restore the demised premises to substantially the same condition they were in immediately prior to the casualty. The repair or restoration shall not be performed unless the plans and specifications prepared by Lessee shall be approved in writing by Lessor, which approval Lessor agrees not to delay or withhold unreasonably.  In any event, Lessor’s approval or disapproval thereof shall be given to Lessee within fifteen (15)days after the same shall be submitted by Lessee to Lessor. Lessee shall not be entitled to any abatement or reduction in rent. All insurance proceeds recovered on account of any damage or destruction by fire, the elements or other casualty shall be made available for the payment of the cost of the aforesaid repair or restoration.

If the insurance proceeds shall be less than the cost of repair or restoration, Lessee shall pay the excess cost. If the insurance proceeds shall be greater than the cost of repair or restoration the excess shall belong to Lessee.

7.02                           At any time during the term or terms in the event of fire or other casualty, Lessee shall not be required to restore or repair premises if it is unable (after using its best efforts) to obtain a building permit for same under the then present zoning laws from the building inspector or equivalent. In such event, this lease may terminate at the option of the Lessee sixty days after notice to Lessor. Provided, however, Lessee at its option may seek a variance or special permit or appeal the denial of such building permit.

7.03                           In the event of any termination of the term or extended terms of this lease whereby the Lessee is not required to rebuild or repair or to restore any damage or destruction caused by fire or other casualty, the insurance proceeds shall belong to the Lessor.

7.03                        EMINENT DOMAIN

If during the term of any part thereof an eminent domain taking shall occur and, if pursuant to the exercise of the right of condemnation or eminent domain (I) the Premises is taken or conveyed under threat of the exercising of such right, or (ii) only a portion of the Premises, is so taken or conveyed and Lessee determines that the remainder of the Premises is inadequate or unsatisfactory for its purposes, which determination shall not be arbitrarily or capriciously made, or (iii) Lessee’s access to the Premises is reduced by such taking or conveyance and Lessee determines that its access to the Premises is inadequate or unsatisfactory for its purposes, which determination shall not be arbitrarily or capriciously made, Lessee shall have the right to terminate this Lease, subject to Lessee’s rights as set forth below.  Such termination shall be effective on the date Lessee is required to give up its occupancy, use, or access whichever is earlier.  The termination of this Lease as provided above shall not operate to deprive Lessee of the right, and Lessor expressly grants to Lessee the right to make a claim for an award in condemnation or participate in an award for loss of business  goodwill, relocation expenses, Lessee’s leasehold interest and/or lease bonus value, loss or damage to Fixtures and improvements made by Lessee to the Premises, the value of Lessee’s unexpired options to extend the Term, or any other claims that Lessee is permitted or elects to make, or to receive notices and participate in the condemnation proceedings, including any settlement negotiations, whether conducted prior to or after the filing of a condemnation proceedings.  The Lessor reserves any and all rights to make a claim for condemnation.

7.04                        In the case of any taking by Eminent Domain, if this Lease is not terminated as provided herein, Lessor and Lessee shall agree upon an equitable reduction in the rent, if any.   If the parties fail to agree upon such reduction within sixty (60) days from the date Lessee is required to give up such occupancy, use or access, whichever is earlier, Lessor and Lessee shall each choose one arbitrator and the two arbitrators so chosen shall choose a third arbitrator.  The decision of any two of the arbitrators concerning the rent reduction, if any, shall be binding on Lessor and Lessee and any expense of the arbitration shall be divided equally between Lessor and Lessee.  Any such reduction in rent shall not constitute an election or remedies by Lessee nor deprive

Lessee of the right to make a claim for an award in condemnation as set forth above or receive notices and participate in the condemnation proceedings, including any settlement negotiations.

7.05                        Rebuild Last 24 Months .  If the premises are so damaged by fire or other casualty at any time during the last twenty-four months of any Term and the cost to repair such damage is reasonably estimated to exceed one-half of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, and Lessee  determines not to repair such damage , then and in any event, this Lease and the term thereof may be terminated at the election of Lessee by a notice to  the Lessor from the Lessee within sixty (60) days following such fire or other casualty.  In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the date originally stipulated in Section 1 for the end of the Term and the fixed rent shall be apportioned as of such date and the fire insurance proceeds less any Lessee expenditures shall be turned over to the lessor.  Except for the final twenty-four months of the final extended term, the Lessee, unless the lease is terminated, may extend the term if the loss occurs during any term but the final term so as to allow the Lessee  to rebuild according to this lease.

Section 8.                                          Defaults- Remedies

8.01                        Events of Default.  If Lessee shall default in performance of any of its obligations to pay rent, additional rent or extension rent, and if such default shall  continue for fifteen business days after written notice from Lessor  then, and in any such case, Lessor lawfully may, in addition to and not in derogation of any remedies for any preceding breach of  covenant,  mail a notice of termination addressed to Lessee at Lessee’s Original Address as specified in Section 1 or such other address as noticed in writing to Lessor  and repossess the same as of Lessor’s former estate and expel Lessee and those claiming through or under Lessee without prejudice to any remedies which  might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate.

8.02                        If  within thirty business days after written notice from Lessor to Lessee specifying any other default or defaults, Lessee has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, in either case subject to the provisions of Article 7, then, and in any such case, Lessor lawfully may, in addition to and not in derogation of any remedies for any preceding breach of  covenant, mail a notice of termination addressed to Lessee at Lessee’s Original Address as specified in Article I, or as changed by written notice to Lessor and repossess the same as of Lessor’s former estate and expel Lessee and those claiming through or under Lessee without prejudice to any remedies which   might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate.  There shall be due to Lessor a late charge for failure of Lessee to pay , annual basic rent, at the rate of 10% computed until the date the default is cured and commencing on the date the payment is due.

8.03                        Remedies.  In the event that this Lease is terminated under any of the provisions contained in Section 8  or shall be otherwise terminated for breach of any obligation of Lessee, Lessee covenants to pay punctually to Lessor all  sums and perform all the obligations which Lessee covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated.  In calculating the amounts to be paid by Lessee under the next foregoing covenant, Lessee shall be credited with any amount paid to Lessor as net proceeds of any rent obtained by Lessor by re-letting the Leased Premises, after deducting all Lessor’s expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of repairing the Leased Premises for such re-letting, it being agreed by Lessee that Lessor may but is not obligated to  (i) rel-let the Leased Premises or any part or parts thereof, for a term or terms which may, at Lessor’s option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and (ii) make such removals and repairs in the Leased Premises as Lessor in its reasonable judgment considers advisable or necessary to rel-let the same, and no action of Lessor in accordance with the foregoing or failure to rel-let or to collect rent under any re-letting shall operate or be construed, to the extent permitted by law, to release or reduce the Lessee’s liability as aforesaid.

Nothing contained in this Lease shall, however, limit or prejudice the right of Lessor to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

8.04                        Remedies Cumulative.  The specific rights or remedies to which Lessor or Lessee may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor or Lessee, as the case may be, may be lawfully entitled to in case of  any breach or threatened breach by either of them of any provisions of this Lease.  No mention in this Lease of any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any other action to which it may otherwise be entitled either at law or equity.

8.05                        Lessor’s Right to Cure Defaults.  Lessor may, but shall not be obligated to, cure, at any time, following thirty business days’ prior written notice to Lessee, except in cases of emergency when no notice shall be required, any default by Lessee under this Lease; and whenever Lessor so elects, all costs and expenses incurred by Lessor, including reasonable attorneys’ fees, in curing a default shall be paid by Lessee to Lessor on demand.

8.06                        Effect of Waivers of Default.  The failure of either party to seek redress for violation of, or to insist upon the strict and literal performance of any term, covenant or condition of this Lease, shall not be deemed a waiver of such violation or a relinquishment for the future of such covenant, right or option, nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, but the same shall remain in full force and effect.  The receipt by Lessor of rent, with or without knowledge of  the breach of any term, covenant or condition hereof shall not be deemed a waiver of such breach.  No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing.

8.07.                     Lessor’s Defaults.  If the Lessor fails to pay any liens or encumbrances affecting the property and to which this lease may be subordinate when any of the same may be due or in any other respects fails to perform any covenant or agreement in this lease contained on the part of the Lessor, to be performed, then and in such event, after the continuance of any such failure or default for thirty (30) days after notice has been given by the Lessee to the Lessor, Lessee may pay said lien or encumbrance and cure such defaults.  Lessee, after such thirty (30) day period, may make all necessary payments in connection therein, including but not limited to the payment of any reasonable attorneys fees, costs and charges incurred, in connection with any legal action which’.h may have been brought.  If all such indebtedness of Lessor is :not fully paid within thirty (30) days after Lessee has paid the same and Lessor has been given notice same has been paid, Lessee may elect (1) to deduct such amount from rent subsequently becoming due hereunder, or (2) extend this lease on the same covenants and conditions as herein provided until such indebtedness is fully paid by application to rents.  Encumbrance shall include mortgage payments where an uncured default exists.

SECTION 9.                            NON DISTURBANCE

9.01                        SUBORDINATION AND NON DISTURBANCE.  This Lease and all rights of the Lessee hereunder are and shall be subject and subordinate to the lien of any and all mortgages which may now or hereafter affect the property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that any such mortgage placed upon the property shall provide that so long as there shall be no outstanding or continuing event of default in any of the terms, conditions, covenants or agreements of this lease on the part of the Lessee to be performed, the Leasehold  estate of the Lessee  created by this Lease and Lessee’s peaceful and quiet possession of the property shall be undisturbed by any foreclosure of any such mortgage and the mortgagee shall recognize this lease and all its terms and conditions including but not limited to any rights to extend this lease. The mortgagee shall also consent to the use of all insurance proceeds for the restoration of the building in the event of fire or other casualty as herein set forth. The Lessee shall pay all reasonable costs, expenses and reasonable  attorney’s fees in connection with the document review under this section of the lease.

9.02                        ESTOPPEL  CERTIFICATE.  Either party shall from time to time, within ten (10) business days after receiving a written request by the other party, execute and deliver to the Asking Party a written statement  in recordable form.  This written statement, which may be relied upon  by  the Asking Party and any third party with whom the asking party  is dealing shall certify:

(I) the accuracy of the Lease document;

(ii) the Beginning and Ending Dates of the Lease;

(iii) that the Lease is unmodified and in full effect or in full effect as modified stating the date and nature of the modification;

(iv) whether to the answering party’s  knowledge the asking party  is in default or whether the Answering Party has any claims or demands  against the Asking Party, and if so, specifying the Default, claim, or demand; and  (v) to  correct any  reasonably ascertainable facts that are covered by the Lease terms. The Lessee shall pay all reasonable costs expenses and reasonable attorney’s fees in connection with the document review under this section of the lease.

SECTION 10                        Intentionally Omitted

SECTION 11                        Miscellaneous

11.01                 Notices.  Any notices from the Lessor to the Lessee or from the Lessee to the Lessor relating to the Premises or the occupancy thereof shall be deemed duly served if forwarded  by Certified Mail, Return Receipt Requested, or by federal express or other such like carrier as follows:

To Lessee at

Enterprise Bank and Trust Company

222 Merrimack  Street,

Lowell, Massachusetts 01852

and to the Lessor at:

John J. McArdle, III, Trustee

Lally II Realty Trust

78 Main Street

Andover, Massachusetts 01810

Either party may change the addresses by giving notice as provided above.

11.02                 Broker Warranty.  Each party warrants that there has been no real estate broker involved in connection with this lease.  The party who breaches this warranty shall defend, hold harmless and indemnify the non-breaching party from any claims or liability arising from the breach.

11.03                 Partial Invalidity.  If any Lease provision is invalid or unenforceable to any extent, then that provision shall be excised from the agreement and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

11.04                 Waiver.  The failure of either party to exercise  any of its rights is not a waiver of those rights.  A party waives only those rights specified in writing signed by the party waiving its rights.

11.05                 Binding  on Successors.  This Lease shall bind the  parties, their successors, representatives, heirs, executors  and permitted assigns.

11.06                 Governing   Law.  This lease shall be governed by the laws of the Commonwealth of Massachusetts .

11.07                 Recording.   As soon as practical after the effective date of this lease, the parties shall execute a Notice of Lease in a form suitable for recording in the Essex  North District Registry of Deeds.  The Lessee shall deliver to the Lessor at the termination of the lease a  discharge of the Notice of Lease in a form suitable for recording in the said Registry of Deeds.  The cost of  preparation and the cost of recording shall be borne by the Lessee.

11.08                 Survival of Remedies.  The parties’ remedies shall survive the ending of this lease when the ending is caused by the Default of the other party.

11.09                 Authority of Parties.  Each party warrants that it is authorized  to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, that no other signatures are necessary.

11.10                 Entire Agreement.  This Lease contains the entire agreement between the parties about the Premises.  This Lease shall be modified only by a writing signed by both parties.

11.11                 Quiet enjoyment   Lessor agrees that upon Lessee’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Lessee shall and may peaceably and quietly have, hold and enjoy the demised premises during the term of this Lease without any manner of hindrance or molestation from Lessor or anyone claiming under Lessor, subject, however, to the terms of this Lease and the encumbrances listed in Exhibit B.

SECTION 12.                     Contingencies

12.01                 Lessee’s Contingency. The  Lessee’s obligations under this lease shall be contingent upon (i) its obtaining all approvals from the Commissioner of Banks of the Commonwealth of Massachusetts and (ii) the Federal Deposit Insurance Corporation, and (iii) the Lessee obtaining all of the necessary approvals, including  any required curb cuts including any variance or change in zoning from the Town of Andover and the Commonwealth of Massachusetts to allow Lessee to rehabilitate and use the demised premises to its satisfaction, including but not limited to, a full service financial services building with drive up facilities for a commercial  bank and trust company.  The Lessee’s obligations under this Lease shall be further contingent upon its obtaining all the necessary approvals and permits from the Town of Andover to erect its required improvements upon the demised premises in order to operate the commercial bank and trust company thereon.

12.02                 Lessor’s Obligations.   Not later than five (5) days after receipt of notice that Lessee has submitted its permit applications and prior to the commencement date, the Lessor at its sole cost and expense shall remove from the leased premises an underground fuel storage tank located on the premises.  The tank shall be removed as required by Section 38A of General Laws, Chapter 148.  The Lessor agrees to indemnify and hold harmless the Lessee from any and all claims for damages arising out of the tank having been located on the premises and from the removal of the tank.  The Lessor shall indemnify the lessee from any such damages, costs or expenses, including legal expenses incurred by the presence of such underground tank and its removal.

12.03                 Any claim or controversy between the Lessor and the Lessee regarding their respective rights duties or obligations under this lease shall be determined by arbitration. Such  arbitration shall be before one disinterested arbitrator or if one cannot be agreed upon before three disinterested arbitrators one named by the Lessor, one named by the Lessee and one by the two thus chosen. The arbitrator or arbitrators shall determine the controversy according to the laws of Massachusetts. All  arbitration proceedings shall occur in Lowell, Massachusetts or Andover, Massachusetts.  Each arbitrator shall be an attorney with at least ten years of experience in the real estate field.  The decision of the arbitrator or arbitrators shall be final. Land lord and the Lessee shall each pay one half of the cost of such arbitration and each shall separately pay for its own attorneys fees and expenses.

12.04                 Representations. The Lessor represents that it is the owner of the premises and that the premises are encumbered only by those liens and mortgages  set forth in Schedule B attached hereto.

12.05                 Preparation  for Permits.   Within ninety (90) days following the date of execution of the Lease, the Lessee shall submit applications for all approvals from the Commissioner of Banks and the Federal Deposit Insurance Corporation, and all approvals deemed necessary to it from the appropriate agencies of the Town of Andover.  (Preparation Period).  The Lessee shall notify the Lessor one week in advance prior to the filing of any application.  During the preparation period, the Lessee and its agents and engineers shall have access to the leased premises.   Lessee shall prosecute the applications process diligently. All work performed under this Section 12.05 shall be performed  in a manner to cause a minimum of disturbance to the existing tenants  and occupants of the premises.

12.06                 The Construction Period.  At the conclusion of the preparation period and upon the filing of the permit application(s)  and during the construction period, the Lessee shall pay to the Lessor the monthly sum of Five Thousand Dollars ($5,000.00) plus 1/12 of the annual real estate taxes assessed against the demised premises.

12.07                 When the Lessee receives all the approvals referenced in Paragraph

12.01, it shall diligently commence to perform all work deemed necessary by it to rehabilitate and rebuild the land and the buildings on the demised premises so as to be able to use the premises for its commercial bank purposes.  (Construction Period).  The Lessee shall notify the Lessor of the date upon which it is ready to commence the construction period.

12.08                 Not later than five (5) days after receipt of notice from the Lessee of the submitting of the application for permits,  the Lessor at its sole cost and expense shall take all necessary steps to vacate the premises of all its current Lessees.  When the premises are fully vacated, the Lessor shall notify the Lessee and within seven (7) business days following receipt of such notice, the Lessee shall commence to construct its renovations to the premises.  At all times prior to the building, the Lessee, its agents, employees and contractors may enter the premises provided there is no disturbance of the current Lessees.  The Lessee, after giving 30 days notice to Lessor, may terminate this Lease if it is unable to begin its construction work in or within ninety  (90) days from the date of the submission of the application for permits.

Executed as a sealed instrument on the day and date first above  written.

Lessor:
Lally II Realty Trust
By:

/s/ John J. McArdle, III
John J. McArdle, III Trustee

Lessee:
Enterprise Bank and Trust Company
By:

/s/ Robert R. Gilman
Robert R. Gilman
Its Senior Vice-President